Exhibit 10.17

To:	KAMSARMAX ONE SHIPPING LTD
EUROSEAS LTD.

Dated:              September 2017
Dear Sirs

Loan agreement dated 17 February 2016 in respect of a loan of USD16,560,000 (the "Loan Agreement") made between (1) Kamsarmax One Shipping Ltd as Borrower, (2) Norddeutsche Landesbank Girozentrale as Lenders, (3) Norddeutsche Landesbank Girozentrale as Agent and Security Trustee and (4) Norddeutsche Landesbank Girozentrale as Swap Bank

We refer to:

1.	the Loan Agreement,

2.	the guarantee dated 17 February 2016 (the "Guarantee") and made between (i) the Guarantor and (ii) the Security Trustee.

Words and expressions defined in the Loan Agreement will have the same meanings when used herein.

Pursuant to discussions between us, we, as Agent on behalf of the Banks, hereby agree that the terms of (A) Clause 8.1.8 (b) of the Loan Agreement and (B) Clause 5.1.7 (b) of the Guarantee shall not apply until 29 February 2020, when they shall apply again.

By endorsing this letter the Borrowers confirm and agree that it is a Security Document.

Other than as amended hereby, the Loan Agreement shall continue in full force and effect in accordance with its terms.

This letter may be executed in any number of counterparts each of which, when so executed, shall be deemed to be an original but such counterparts shall together constitute but one and the same instrument

A person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this letter.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

The provisions of clause 18 (Governing Law) and clause 19 (Jurisdiction) of the Loan Agreement shall apply to this letter as if they were expressly incorporated in this letter with any necessary modifications.

Yours faithfully

_______________________________________________
SIGNED by RONAN LE DU
for and on behalf of
NORDDEUTSCHE LANDESBANK GIROZENTRALE
as Agent and Security Trustee

We hereby agree to and acknowledge the terms contained above this               day of September 2017

By: STEFANIA KARMIRI for and on behalf of KAMSARMAX ONE SHIPPING LTD as Borrowers	By: STEFANIA KARMIRI for and on behalf of EUROSEAS LTD. as Corporate Guarantor